UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 16, 2005
PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
000-31311
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	25-1701361 (I.R.S. Employer Identification No.)
333 West San Carlos Street, Suite 700
San Jose, CA 95110
(Address of principal executive offices, with zip code)
(408) 280-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Offers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement
On December 16, 2005, the Registrant announced the appointment of Keith A. Jones to the position of Vice President, Finance and Chief Financial Officer, effective January 1, 2006. Mr. Jones’ employment agreement (the “Agreement”) provides for an annual base salary of $200,000. The Agreement also provides for the grant of options to purchase 125,000 shares of the Registrant’s Common Stock, with 20% of the options vesting upon execution of the Agreement and the remaining 80% vesting in equal monthly installments over the next four years (subject to acceleration for a change of control of the Registrant). Under the Agreement, Mr. Jones is eligible for a $35,000 signing bonus in lieu of any 2005 performance-based bonus related to his current position with the Registrant. Beginning in 2006, Mr. Jones will be eligible for yearly performance-based bonuses in conjunction with the Registrant’s executive staff incentive bonus plan. Mr. Jones’ employment is terminable at will, however, he is entitled to severance equal to approximately six months worth of compensation in the event that he is terminated without cause. A copy of the Agreement is filed with this report as Exhibit 10.1.
Item 5.02. Departure of Directors or Principal Offers; Election of Directors; Appointment of Principal Officers
On December 16, 2005, the Registrant announced the appointment of Keith A. Jones to the position of Vice President, Finance and Chief Financial Officer, effective January 1, 2006. Mr. Jones, 34, replaces Mr. P. Steven Melman. Mr. Melman has been Vice President, Finance and Administration and Chief Financial Officer of PDF since joining the Registrant in 1998, however, a medical condition now requires him to take a less demanding role at the company. Effective January 1, 2006, Mr. Melman will fill the newly created position of Vice President, Investor Relations and Strategic Initiatives.
Mr. Jones has served as Director of Finance and SEC Compliance for the Registrant since July 2003, where he has managed various aspects of the Registrant‘s corporate finance function, including sales contract financial management, financial modeling, corporate taxation, SEC reporting and the coordination of Sarbanes Oxley compliance activities.
From September 2001 to July 2003, Mr. Jones served as Assistant Controller at Interwoven, Inc., an enterprise content management company, where he managed corporate finance activities including financial reporting, SEC compliance, taxation, contract revenue recognition and treasury. From April 2000 to July 2001, Mr. Jones served as Corporate Controller at eTime Capital, Inc., a financial software applications company, where he managed all aspects of the corporate accounting function. From July 1994 to April 2000, Mr. Jones served as an Audit Manager at Deloitte & Touche LLP, a public accounting firm, where he serviced a variety of audit clients in the high-tech manufacturing and software industries, performing financial audits, initial public offerings, acquisition due diligence, and spin-off activities.
The disclosures regarding Mr. Jones’ employment agreement are described in Item 1.01 and are hereby incorporated by this reference into this Item 5.02. A copy of the press release announcing Mr. Jones’ appointment is filed with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 10, 2005, between the Registrant and Keith A. Jones.

99.1	Press Release dated December 16, 2005 regarding the appointment of Keith A. Jones as the Registrant’s new Vice President, Finance and Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)
By:	/s/ P. Steven Melman
P. Steven Melman
Vice President, Finance and Administration and Chief Financial Officer

Dated: December 19, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated October 10, 2005, between the Registrant and Keith A. Jones.

99.1	Press Release dated December 16, 2005 regarding the appointment of Keith A. Jones as the Registrant’s new Vice President, Finance and Chief Financial Officer